UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2005

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2005, Laidlaw International, Inc. ("Laidlaw") and US Trust Company, N.A., as trustee (the "Trustee"), entered into a stock purchase agreement, whereby Laidlaw agreed to purchase 3,777,419 shares of Laidlaw’s common stock held in trust for the benefit of the Greyhound U.S. Pension Plans. The shares were acquired at a cost of $84.5 million using Laidlaw’s closing price per share on February 17, 2005. These shares have been cancelled and are no longer issued and outstanding. A copy of this stock purchase agreement is attached as an exhibit to this report and is incorporated herein by reference.

Under the terms specified by an agreement with the Pension Benefit Guaranty Corporation, Greyhound U.S. Pension Plans’ assets were increased by the full purchase price of the shares and Laidlaw’s pension obligation was reduced by a commensurate amount.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

1.1 Stock Purchase Agreement, dated February 17, 2005, by and between Laidlaw and Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

February 18, 2005	By:	Jeffrey W. Sanders

Name: Jeffrey W. Sanders
Title: Vice President, Corporate Development and Controller

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Exhibit Index

Exhibit No.	Description

1.1	Stock Purchase Agreement, dated February 17, 2005, by and between Laidlaw and Trustee.